As filed with the Securities and Exchange Commission on September 25, 1998

================================================================================

                                        Registration No. 333 - _________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                   SUGEN, Inc.
                             ----------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                                        13-3629196
------------------------                    ------------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                               351 Galveston Drive
                         Redwood City, California 94063
                                 (650) 306-7700
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                             ----------------------

                             1992 STOCK OPTION PLAN
                 1994 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                 ----------------------------------------------
                            (Full title of the plans)

                               Stephen Evans-Freke
                              Chairman of the Board
                                   SUGEN, Inc.
                               351 Galveston Drive
                         Redwood City, California 94063
                                 (650) 306-7700
--------------------------------------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          -----------------------------
                                   Copies to:
                          Suzanne Sawochka Hooper, Esq.
                               Cooley Godward LLP
                              Five Palo Alto Square
                               Palo Alto, CA 94306
                                 (650) 843-5000
                          -----------------------------

                                               CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       Title of Securities             Amount to be          Proposed Maximum          Proposed Maximum             Amount of
         to be Registered               Registered       Offering Price Per Share  Aggregate Offering Price     Registration Fee
                                                                    (1)                       (1)
------------------------------------------------------------------------------------------------------------------------------------
Stock Options and Common Stock            900,000           $10.6875 - $17.125            $11,156,942               $3,471.82
(par value $.01)
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The offering price per share and aggregate offering price for the unissued stock options and Common Stock are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on September 21, 1998. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. The following chart illustrates the calculation of the registration fee:

================================================================================

====================================================================================================================================

                         Title of Shares                             Number of Shares      Offering Price Per    Aggregate Offering
                                                                                                  Share                 Price
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to outstanding stock options pursuant            211,503           $12.625 - $17.125        $2,894,978
to the 1992 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to unissued stock options pursuant to            538,497               $12.4375             $6,697,556
the 1992 Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------

Shares issuable pursuant to unissued stock options pursuant to            150,000               $12.4375             $1,865,625
the 1994 Non-Employee Directors' Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------

Proposed Maximum Aggregate Offering Price                                                                            $11,458,159
====================================================================================================================================


--------------------------------------------------------------------------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1992 Stock Option Plan, as amended (the "Option Plan") and an additional 150,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1994 Non-Employee Directors' Stock Option Plan, as amended (the "Directors' Plan"). The Registration Statements on Form S-8 previously filed with the Commission relating to the Option Plan and the Directors' Plan (File No. 33-89270 filed with the Commission on February 8, 1995 and amended on August 1, 1995; File No. 333-09326 filed with the Commission on August 1, 1996 and File No. 333-30385 filed with the Commission on June 30,
1997) are incorporated by reference herein.


                                    EXHIBITS

Exhibit
Number

5.1           Opinion of Cooley Godward LLP.

23.1          Consent of Ernst & Young LLP, Independent Auditors.

23.2          Consent of Cooley Godward LLP.  Reference is made to Exhibit 5.1.

24.1          Power of Attorney.  Reference is made to the signature pages.

99.1          1992 Stock Option Plan, as amended as of May 20, 1998.

99.2 1994 Non-Employee Directors' Stock Option Plan, as amended as of June 1, 1998.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, County of San Mateo, State of California, on September 25, 1998.

                                            SUGEN, Inc.



                                            By        /s/ Stephen Evans-Freke
                                               ---------------------------------
                                                     Stephen Evans-Freke
                                                     Chief Executive Officer and
                                                     Chairman of the Board



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen Evans-Freke and Susan M. Kanaya, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the  requirements of the Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                  Title                                          Date


/s/ Stephen Evans-Freke                    Chief Executive Officer and                    September 25, 1998
----------------------------------         Chairman of the Board
(Stephen Evans-Freke)                      (Principal Executive and
                                           Financial Officer)


/s/ Susan M. Kanaya                        Treasurer                                      September 25, 1998
----------------------------------         (Principal Accounting Officer)
(Susan M. Kanaya)


                                        4







/s/ Axel Ullrich                           Director                                       September 25, 1998
----------------------------------
(Axel Ullrich)



/s/ Richard D. Spizzirri                   Director                                       September 25, 1998
----------------------------------
(Richard D. Spizzirri)



/s/ Jeremy L. Curnock Cook                 Director                                       September 25, 1998
----------------------------------
(Jeremy L. Curnock Cook)



/s/ Heinrich Kuhn                          Director                                       September 25, 1998
----------------------------------
(Heinrich Kuhn)



/s/ Donald E. Nickelson                    Director                                       September 25, 1998
----------------------------------
(Donald E. Nickelson)



/s/ Bruce R. Ross                          Director                                       September 25, 1998
----------------------------------
(Bruce R. Ross)


                                                        EXHIBIT INDEX

Exhibit                                                                                          Sequential
Number                     Description                                                           Page Number

5.1               Opinion of Cooley Godward LLP.                                                                7

23.1              Consent of Ernst & Young LLP, Independent Auditors.                                           8

23.2              Consent of Cooley LLP.  Reference is made to Exhibit 5.1.                                     7

24.1              Power of Attorney.  Reference is made to the signature pages.                                 3

99.1              1992 Stock Option Plan, as amended as of May 20, 1998.                                        9

99.2              1994 Non-Employee Directors' Stock Option Plan, as amended as of June 1, 1998.               19


                                        6